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                                                                    EXHIBIT 23.1


                       CONSENT OF GREENBERG TRAURIG, P.A.


         We consent to the use of our name as it appears under the caption entitled "Interests of Named Experts and Counsel."



March 28, 2002                                        /s/Greenberg Traurig, P.A.
                                                      Greenberg Traurig, P.A.